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                                  EXHIBIT 99.2


[IES LOGO]                                                        [NEWS RELEASE]



            INTEGRATED ELECTRICAL SERVICES SCHEDULES CONFERENCE CALL
                            TO DISCUSS RECENT EVENTS

HOUSTON, Aug 17, 2004 /PRNewswire-FirstCall via COMTEX/ -- Integrated Electrical Services, Inc. (NYSE: IES) today announced that it has scheduled a conference call for Wednesday, August 18, 2004 at 9:00 a.m. eastern time to discuss recent events. Roddy Allen, President and Chief Executive Officer, and Jeff Pugh, Chief Financial Officer, will conduct the call.

To participate in the conference call, dial 303-262-2142 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 25, 2004. To access the replay, dial (303) 590-3000 and use the pass code of 11006530.

Investors, analysts and the general public will also have the opportunity to listen to the conference call by visiting the company's web site at http://www.ies-co.com. To listen to the live call on the web, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available on the web site shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email her at: dmw@drg-e.com.

Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.



                                 Contacts:  Jeffrey Pugh, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

FOR IMMEDIATE RELEASE                       Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
                                            DRG&E / 713-529-6600


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